As filed with the Securities and Exchange Commission on August 16, 2006
Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-3
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

BioMed Realty Trust, Inc.
(Exact Name of Registrant as Specified in Its Charter)
Maryland
(State or Other Jurisdiction of Incorporation or Organization)
20-1142292
(I.R.S. Employer Identification Number)
17140 Bernardo Center Drive, Suite 222
San Diego, California 92128
(858) 485-9840
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)
Alan D. Gold
Chairman, President and Chief Executive Officer
BioMed Realty Trust, Inc.
17140 Bernardo Center Drive, Suite 222
San Diego, California 92128
(858) 485-9840
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:
Craig M. Garner, Esq.
Latham & Watkins LLP
12636 High Bluff Drive, Suite 400
San Diego, California 92130
(858) 523-5400

     Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.
     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☑
     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☑ 333-129027
     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐ ___
     If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
     If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

CALCULATION OF REGISTRATION FEE

	Proposed Maximum
Title Of Each Class Of	Aggregate	Amount Of
Securities To Be Registered	Offering Price(1)	Registration Fee
Common Stock, $0.01 par value per share	$30,000,000	$3,210

(1)	Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(o) of the Securities Act.

Explanatory Note
     This Registration Statement is being filed pursuant to Rule 462(b) (“Rule 462(b)”) under the Securities Act, and includes the Registration Statement facing page, this page, the signature page, an exhibit index, opinions of counsel and the accountant’s consent. Pursuant to
Rule 462(b), the contents of our registration statement on Form S-3 (File No. 333-129027), including any document incorporated by reference therein and the exhibits thereto (the “Original S-3”), are incorporated by reference into this Registration Statement. This Registration Statement covers the registration of an additional $30,000,000 of our common stock, par value $0.01 per share, for sale in an offering related to the Original S-3.

SIGNATURES
EXHIBIT INDEX
EXHIBIT 5.1
EXHIBIT 8.1
EXHIBIT 23.3

SIGNATURES
     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that the registrant meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on this 16th day of August, 2006.

BIOMED REALTY TRUST, INC.

By:	/s/ ALAN D. GOLD

Alan D. Gold
Chairman of the Board, President and Chief Executive Officer
     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ ALAN D. GOLD Alan D. Gold	Chairman of the Board, President and Chief Executive Officer (Principal Executive Officer)	August 16, 2006

/s/ KENT GRIFFIN	Chief Financial Officer	August 16, 2006
Kent Griffin	(Principal Financial Officer)

* Karen A. Sztraicher	Vice President — Chief Accounting Officer (Principal Accounting Officer)	August 16, 2006

* Gary A. Kreitzer	Executive Vice President, General Counsel, Secretary and Director	August 16, 2006

*	Director	August 16, 2006
Barbara R. Cambon

*	Director	August 16, 2006
Edward A. Dennis

*	Director	August 16, 2006
Mark J. Riedy

*	Director	August 16, 2006
Theodore D. Roth

*	Director	August 16, 2006
M. Faye Wilson

* By:	/s/ ALAN D. GOLD

Alan D. Gold
Attorney-in-fact

EXHIBIT INDEX
Exhibit
5.1	Opinion of Venable LLP with respect to the legality of the shares being registered.

8.1	Opinion of Latham & Watkins LLP with respect to tax matters.

23.1	Consent of Venable LLP (included in Exhibit 5.1).

23.2	Consent of Latham & Watkins LLP (included in Exhibit 8.1).

23.3	Consent of KPMG LLP, independent registered public accounting firm.

24.1	Power of Attorney (previously filed in the registrant’s Registration Statement on Form S-3 (No. 333-129027) and incorporated herein by reference).